EXHIBIT 10.1

GAMING EQUIPMENT PURCHASE AGREEMENT

THIS AGREEMENT is made this 4th day of May, 2016, by and between BRAVO MULTINATIONAL INCORPORATED, a Delaware corporation (the “Bravo”), and CENTRO DE ENTRETENIMIENTO Y DIVERSION MOMBACHO S.A., a Nicaraguan corporation (the “Seller”).

WHEREAS, the Seller is the owner of certain gaming equipment described as slot machines, video and video poker machines, more fully described in Attachment A attached hereto (the “Gaming Equipment”); and

WHEREAS, Bravo is currently subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

WHEREAS, the shares of the common stock of Bravo are currently quoted for sale on the OTCPK operated by OTC Markets Group, Inc.; and

WHEREAS, the Seller desries to sell the Gaming Equipment to the Bravo upon the terms hereinafter set set forth; and

WHEREAS, all monetary amounts specified herein are in United States dollars;

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

1.

Sale and Purchase of the Gaming Equipment.  The Bravo agrees to purchase and the Seller agrees to sell the Gaming Equipment.  At the time of sale, each item of the Gaming Equipment shall be in good working order and contain a serial number which upon placement into a gaming facility will be registered with the gaming authorities of the government of Nicaragua.

2.

Terms of the Sale and Purchase.

(a)

500 nationalized (duties paid) gaming machines will be purchased at a purchase price of $4,500.00 per machine.  The machines shall be purchased in batches of no less than 100 machines per transaction.  The 500 machine purchase will be completed on or before December 31, 2017.

(b)

The machines in each batch transaction will be paid for with 50% of the total batch purchase price of the transaction paid in shares of the common stock of Bravo, restricted in the transfer pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the balance of the purchase price shall be financed by the Seller at a rate of 3.5% interest per annum, and re-paid in monthly instalments starting on the 30th day after the original closing day and continue on that same date of each month from that point on.  Each instalment payment shall be equal to $2,250.00 times the total number of machines that the Bravo has re-sold during the preceding 30 day period to a third party buyer, plus accrued interest for the same 30 day period.

(c)

The initial purchase shall be for 150 machines and will be paid with 12,500,000 shares of common stock of Bravo and the seller will hold financing for the balance of $337,500.00 at 3.5% per annum interest.

(d)

For all subsequent batch transaction purchases, the amount of shares of the common stock of Bravo shall be based on a share price calculation divided into 50% of the total transaction batch purchase price.  This share “price calculation” shall be derived by, calculating the average closing share price of the previous 30 trading days up to two days prior to a transaction closing date minus a 20% discount. If the “price calculation” is greater than the final trading day closing price minus 20%, than the lessor of the prices of shall be used for the “price calculation”.

3.

Services by the Seller.  The Seller agrees to provide management services, machine location placement services and government gaming licensing for all of the Gaming Equipment purchased through this Agreement.  The existing license of the Seller with respect to the Gaming Equipment has an expiry date of March 20, 2033.

4.

Condition Precedent.  Notwithstanding anything herein contained to the contrary, before any liability attaches to any party, this Agreement shall be subject to the final approval of the board of directors of Bravo and the Seller.

5.

Sales Leads.  As part of this Agreement, the Seller agrees to provide the Bravo with sales leads for the purpose of re-selling the Gaming Equipment to third party purchasers.

6.

Closing.  The closing of this Agreement (the “Closing”) shall be on May, 6, 2016, subject to acceleration or postponement from time to time as the parties hereto may mutually agree. The Closing shall be at time and place selected by the parties. At the time set for closing the seller shall provide the serial numbers for the batch of gaming equipment being purchased and the purchaser shall provide a copy of the share issuance resolution which has been provided to its transfer agent along with irrevocable direction giving the transfer agent instructions to issue the shares as instructed in the issuance resolution.

7.

Restricted Shares.  With respect to the shares of Bravo common stock to be received hereunder, the Seller acknowledges as follows:

(a)

The Seller, or its shareholders or assignees, as described hereinafter, as required by the laws of Nicaragua (collectively, the “seller” herein) has received information provided to it in writing by Bravo, or information from books and records of Bravo, as specified below.  The Seller understands that all documents, records and books pertaining to this investment have been made available for inspection by the Seller, its attorney and/or its accountant and/or its “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act, and that the books and records of Bravo will be available, upon reasonable notice, for inspection by the Seller during reasonable business hours at Bravo’s principal place of business.  The Seller and/or its advisers have had a reasonable opportunity to ask questions of and receive answers from Bravo, or a person or persons acting on its behalf, concerning the shares of Bravo common stock, and all such questions have been answered to the full satisfaction of the Seller.  No oral representations have been made and, to the extent oral information has been furnished to the Seller or its advisers in connection with the shares of Bravo common stock, such information was consistent with all written information furnished.

(b)

The Seller (i) has adequate means of providing for its current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the shares of Bravo common stock for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

(c)

The Seller recognizes that Bravo has a limited financial and operating history and no history of profitable operations, and that the shares of Bravo common stock as an investment involve special risks, including those disclosed to the Seller by Bravo.

(d)

The Seller understands that the shares of Bravo common stock have not been registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings.  The Seller understands that the shares of Bravo common stock will be held until they are subsequently registered, or an exemption from such registration is available.  The Seller further understands the shares will not become free trading prior to six months (Rule 144) from the closing of this transaction and each subsequent batch purchase closing date.

(e)

The shares of the Bravo common stock are being purchased solely for its own account for investment, however the shares of the Bravo common stock, as required by the laws of Nicaragua may be held in the names of shareholders of the Seller or its assignees subject to the same restrictions as are imposed upon the Seller. The Seller or its advisers have such knowledge and experience in financial, tax, and business matters to enable him to utilize the information, made available to him in connection with the shares of Bravo common stock of the shares of Bravo common stock to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(f)

The Seller realizes that it may not be able to sell or dispose of its shares, as there may be no public market.  In addition, the Seller understands that its right to transfer the shares of Bravo common stock will be subject to restrictions against transfer unless the transfer is not in violation of the Securities Act of (144-Restricted shares), and the securities laws of any state. The Seller also acknowledges that it shall be responsible for compliance with all conditions on transfer imposed by the Securities Act, or the securities law of any state and for any expenses incurred in connection with such a proposed transfer.

(g)

The Seller is authorized and otherwise duly qualified to purchase and hold the shares of Bravo common stock, such entity has its principal place of business as set forth herein, and such entity has not been formed for the specific purpose of acquiring the shares of Bravo common stock.

(h)

All information which the Seller has provided to Bravo concerning its financial position, and its knowledge of financial and business matters, and the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth herein.

(i)

Pursuant to Regulation D under the Securities Act, the Seller understands and agrees that the following restrictions and limitations are applicable to its purchase, resales, hypothecations or other transfers of the shares of Bravo common stock:

(i)

The Seller or its shareholders or assignees agree that the shares of Bravo common stock shall not be sold, pledged, hypothecated or otherwise transferred unless the shares of Bravo common stock are registered under the Securities Act, and the securities laws of any state, or are exempt therefrom;

(ii)

A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the shares of Bravo common stock:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

(iii)

Stop transfer instructions to the transfer agent of the shares of Bravo common stock have been or will be placed with respect to the shares of Bravo common stock so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above; and such stop transfer instructions shall be removed  six months from the date of closing of this and all subsequent transactions, as long as all requirements of Securities Act are met.

(iv)

The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the Seller of certificate(s) or other document(s) for transfer; and

(v)

The Seller acknowledges that it will be responsible for compliance with all conditions on transfer imposed by any federal or state securities statute and securities law administrator.

(j)

The Seller understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the shares of Bravo common stock and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

(k)

The Seller understands that:

(i)

No assurances are or have been made regarding any economic advantages (including tax) which may inure to the benefit of the Seller; and

(ii)

No assurances are or have been made concerning the distribution of profits to Bravo’s investors.

(l)

The Seller acknowledges and is aware that it never has been represented, guaranteed, or warranted to it by Bravo, its directors, officers, agents or employees, or any other person, expressly or by implication, as to any of the following:

(i)

The approximate or exact length of time that it will be required to remain as an owner of its shares of Bravo common stock;

(ii)

The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or

(iii)

That the limited past performance or experience on the part of Bravo, or any re projections will in any way indicate the predictable results of the ownership of the shares of Bravo common stock or of the overall financial performance of Bravo.

(m)

The Seller acknowledges that Bravo has made available to it or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to it and to evaluate the merits and risks of this investment.

8.

Modification to this Agreement.  The parties recognize that it may be necessary to modify the terms of this Agreement, in which event all of the parties agree to make any changes which may be necessary to carry out the intent of this Agreement.

9.

Cooperation.  The parties hereto will each cooperate with the other, at the other’s request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

10.

Further Conveyances and Assurances.  After the Closing, the parties each, will, without further cost or expense to, or consideration of any nature from the other, execute and deliver, or cause to be executed and delivered, to the other, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other may reasonably request as more completely to consummate the transactions contemplated hereby.

11.

Documents.  All documents reflecting any actions taken, received or delivered by the parties hereto shall be reasonably satisfactory in form and substance to each of the parties hereto and their counsel.

12.

No Assignment.  This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld by either party.

13.

Brokerage.  The parties hereto agree to indemnify and hold harmless each other against, and in respect of, any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated hereby, based in any way on agreements, arrangements, understandings or contracts made by either party with a third party or parties whatsoever.

14.

Mediation and Arbitration.  All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Wilmington, Delaware.  If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Delaware law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Wilmington, Delaware, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law.  Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator’s determination of the merits of the controversy.  The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights.  An arbitration award may be entered in any court having jurisdiction.

15.

Attorneys’ Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement by final judgment of a court of competent jurisdiction shall also be liable for all reasonable attorneys’ fees and costs of court incurred by the other parties.  Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finder’s fees).

16.

Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

17.

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to the Purchaser and Bravo, addressed to Mr. Paul Parliament at 590 York, Unit 3, Niagara On The Lake, Ontario, CANADA L0S 1J0, telephone (716) 803-0621, and e-mail paul@bravomultinational.com; and if to the Seller, addressed to Mr. Julios Kosta at 30 West Beaver Creek Rd., Unit #105 Richmond Hill, Ontario , Canada L4B 3K1 or kostajul@rogers.com.  Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

18.

Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

19.

Waiver.  No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

20.

Cumulative Rights.  The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

21.

Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

22.

Headings.  The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not affect or constitute a part of this Agreement.

23.

Excusable Delay.  The parties shall not be obligated to perform and shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of government (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure or permit licensing cancellation by any government or public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

24.

No Third-Party Beneficiary.  Any agreement to pay an amount and any assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

25.

Time of the Essence.  Time is of the essence of this Agreement.

26.

Incorporation by Reference.  The Attachments to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

27.

Press Releases and Public Announcements.  No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

28.

Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

29.

Controlling Agreement.  In the event of any conflict between the terms of this Agreement or any other agreements or exhibits referred to herein, the terms of this Agreement shall control.

30.

Law Governing; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflicts of laws provisions thereof.  Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court for the District of Delaware, as well as of the Courts of the State of Delaware in Kent County, Delaware over any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

31.

Entire Agreement.  This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BRAVO MULTINATIONAL INCORPORATED

By:/s/ Paul Parliament

    Paul Parliament, President and Chief Executive Officer

CENTRO DE ENTRETENIMIENTO Y DIVERSION MOMBACHO S.A.

By:/s/ Julioa Kosta

    Julios Kosta, Presidente

Attachment:

Attachment A - Gaming Equipment

Attachment A

Gaming Equipment

Centro de Entretenimiento y Divercion Mombacho S.A.
	ATTACHMENT	A	GAMING EQUIPMENT

	Serial #		Name	CLIENT #

1	IGT 407844
2	IGT818352
3	IGT847840
4	IGT 914941
5	IGT922243
6	IGT944787
7	IGT904154
8	IGT892393
9	IGT910620
10	IGT752813
11	IGT752873
12	IGT752875
13	IGT753161
14	IGT753183
15	IGT753186
16	IGT753198
17	IGT753201
18	IGT753219
19	IGT753222
20	IGT753223
21	IGT752230
22	IGT753257
23	IGT753276
24	IGT753329
25	IGT754012
26	IGT754019
27	IGT754021
28	IGT754049
29	IGT754050
30	IGT754091
31	IGT754115
32	IGT754146
33	IGT754151
34	IGT754372
35	IGT754464

36	IGT754470
37	IGT754519
38	IGT754538
39	IGT754593
40	IGT754617
41	IGT754655
Centro de Entretenimiento y Divercion Mombacho S.A.

	Serial #	Name	CLIENT #

42	IGT754656
43	IGT754657
44	IGT754668
45	IGT754680
46	IGT754722
47	IGT754727
48	IGT754732
49	IGT754733
50	IGT754740
51	IGT754741
52	IGT759975
53	IGT481710
54	IGT481711
55	IGT481712
56	IGT481713
57	IGT481714
58	IGT481715
59	IGT481716
60	IGT481717
61	IGT481718
62	IGT481719
63	IGT481720
64	IGT481721
65	IGT481722
66	IGT481723
67	IGT481724
68	IGT481725
69	IGT481726
70	IGT481727
71	IGT481728
72	IGT481729

73	IGT481730
74	IGT481731
75	IGT481732
76	IGT481733
77	IGT481734
78	IGT481735
79	IGT481736
80	IGT481737
81	IGT481738
82	IGT481739
Centro de Entretenimiento y Divercion Mombacho S.A.

	Serial #	Name	CLIENT #

83	IGT481740
84	IGT481741
85	IGT481742
86	IGT481743
87	IGT481744
88	IGT481745
89	IGT481746
90	IGT481747
91	IGT481748
92	IGT481749
93	IGT481750
94	IGT481751
95	IGT481752
96	IGT481753
97	IGT481754
98	IGT481755
99	IGT481756
100	IGT481757
101	IGT481758
102	IGT481759
103	IGT585249
104	IGT398003
105	IGT397471
106	IGT397996
107	IGT398069
108	IGT398618
109	SIGMA S9502116

110	IGT3999340
111	IGT398418
112	IGT398292
113	IGT383970
114	IGT585992
115	IGT396379
116	SIGMA S941218792
117	IGT584151
118	SIGMA S941218781
119	IGT585242
120	IGT58831
121	IGT398294
122	IGT588311
123	IGT398317
Centro de Entretenimiento y Divercion Mombacho S.A.

	Serial #	Name	CLIENT #

124	IGT398346
125	IGT588286
126	IGT5853037
127	IGT585267
128	IGT398072
129	IGT586038
130	IGT585272
131	IGT588304
132	IGT252383
133	IGT226996
134	IGT187174
135	IGT204675
136	IGT194807
137	IGT198440
138	IGT266903
139	IGT212916
140	IGT266896
141	IGT250983
142	IGT322870
143	IGT252384
144	IGT252381
145	IGT252382
146	IGT252380

147	IGT234759
148	IGT266894
149	IGT222616
150	IGT322883